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                                                                     Exhibit 5.1


                       [MAYER, BROWN & PLATT LETTERHEAD]


                                  June 18, 1997


PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222


         Re: PNC Bank, National Association
             Registration Statement on Form S-3 (No. 333-25433)
                                                 No. 333-25433-01


Ladies and Gentlemen:

         We have acted as special counsel to PNC Bank, National Association (the "Bank"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Bank with the Securities and Exchange Commission in connection with the registration by the Bank of the PNC Student Loan Trust I, Student Loan Asset Backed Notes, Series 1997-2 (the "Notes") in amounts set forth in the Prospectus (the "Prospectus") included in the Registration Statement.

         As described in the Registration Statement, the Notes will be issued by PNC Student Loan Trust I, a Delaware business trust (the "Trust"), pursuant to an Indenture and the Second Terms Supplement thereto (collectively the "Indenture"), each between the Trust and Bankers Trust Company in its capacity as Indenture Trustee (the "Indenture Trustee").

         We are familiar with the proceedings taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, including the Trust Agreement, the Indenture, the forms of Notes, and the form of Underwriting Agreement included as an exhibits to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.


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PNC Bank, National Association

June 18, 1997

Page 2


         On the basis of the foregoing and on the basis of our examination of the Bank's Articles of Association and By-Laws and resolutions of the Executive Committee of the Bank's Board of Directors adopted on March 24, 1997 (and affirmed by the Bank's Board of Directors on April 8, 1997) and June 11, 1997, it is our opinion that, with respect to the Notes, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, and (ii) the Notes have been duly issued by the Trust and authenticated by the Indenture Trustee all in accordance with the terms and conditions of the Indenture and sold by the Trust in the manner described in the Registration Statement, the Notes will have been duly authorized by all necessary action on behalf of the Trust and will have been legally issued and will be binding obligations enforceable in accordance with their terms and entitled to the benefits of the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally or the relief of debtors, as may be in effect from time to time, or by general principles of equity.


         We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States and The Delaware Business Trust Act.


         We hereby consent to the filing of this opinion. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                             Sincerely,

                                             /s/ MAYER, BROWN & PLATT
                                             ------------------------
                                                 MAYER, BROWN & PLATT